                       [ST. JOE PAPER COMPANY LETTERHEAD]

                               December 14, 1995

Mr. Dennis D. Mehiel, Chairman                  Mr. Roger W. Stone,
Box USA                                         Chairman, President and
115 Stevens Avenue                              Chief Executive Officer
Valhalla, NY 10595                              Stone Container Corporation
                                                150 N. Michigan Avenue
                                                Chicago, IL 60601-7568

Re: Asset Purchase Agreement dated as of November 1, 1995, By and Between St. Joe Forest Products Company ("SJFP"), St. Joe Container Company ("SJCC") and St. Joe Paper Company ("SJPC") on the One Hand and Four M Corporation and Port St. Joe Paper Company on the Other Hand ("Asset Purchase Agreement")

Dear Messrs. Mehiel and Stone:

     By letter dated December 13, 1995, addressed to Winfred L. Thornton, Russell B. Newton, Jr., and H. C. Bowen Smith, Four M Corporation requested an extension of time to provide that certain letter contemplated under Section 10.01(e)(i) of the Asset Purchase Agreement, which letter would otherwise become due on December 16, 1995. By signing below, SJFP, SJCC, and SJPC hereby agree to amend Section 10.01(e)(i) to read as follows:

        "an equity commitment letter or letters no later than fifty-one (51) days after the Execution Date,"

     As a result, the relevant letter(s) will now be due on Friday, December 22, 1995. No other provision, term or condition of the Asset Purchase Agreement is hereby amended, and all other provisions, terms and conditions remain in full force and effect.

     Please execute below to evidence your acknowledgement and agreement to this amendment.

                                          Sincerely yours,

                                          ST. JOE FOREST PRODUCTS COMPANY
                                          ST. JOE CONTAINER COMPANY
                                          ST. JOE PAPER COMPANY

                                          By: /s/ Winfred L. Thornton
                                             -----------------------------
                                              Winfred L. Thornton
                                              Chairman of the Board and
                                              Chief Executive Officer

ACKNOWLEDGED AND AGREED:

FOUR M CORPORATION

By: /s/ Dennis Mehiel
   -------------------------
       Name: Dennis Mehiel
       Title:  Chairman

PORT ST. JOE PAPER COMPANY
By:  Box USA Paper Corporation

By: /s/ Dennis Mehiel
   -------------------------
       Name: Dennis Mehiel
       Title:  Chairman

cc:  Mr. Leslie T. Lederer
     Harvey L. Friedman, Esq.

                       [ST. JOE PAPER COMPANY LETTERHEAD]

                               December 20, 1995

Mr. Dennis D. Mehiel
Chairman
Box USA
115 Stevens Avenue
Valhalla, NY 10595

Mr. Roger W. Stone
Chairman, President and Chief
  Executive Officer
Stone Container Corporation
150 N. Michigan Avenue
Chicago, IL 60601-7568

     Re: Amendment Number 2 to Asset Purchase Agreement dated as of November 1, 1995 By and Between St. Joe Forest Products Company ("SJFP"), St. Joe Container Company ("SJCC") and St. Joe Paper Company ("SJPC") on the One Hand and Four M Corporation and Port St. Joe Paper Company on the Other Hand ("Asset Purchase Agreement")

Dear Messrs. Mehiel and Stone:

     By letter dated December 15, 1995 addressed to Winfred L. Thornton, Four M Corporation requested further extensions of time as set forth in that letter with respect to certain matters contained in Section 10.01 of the Asset Purchase Agreement. By signing below, SJFP, SJCC, and SJPC hereby agree to amend Sections 1.01, 6.24, 10.01 and 11.06 in the Asset Purchase Agreement as indicated below.

     The definition of "Financing Date" in Section 1.01(a) of the Agreement is hereby amended to read as follows:

                "Financing Date" shall mean January 24, 1996, provided that in the event the Audited Financial Statements for the fiscal years ended December 31, 1992, 1993 and 1994 are not delivered on the sixtieth (60th) calendar day after the Execution Date, such date shall be extended by one day for each day beyond January 19, 1996 such statements are not delivered to and including the date of delivery of the Audited Financial Statements."

     Section 6.24 of the Agreement is hereby amended to add the following sentence at the end of such section as follows:

                "FMC shall on December 20, 1995 wire transfer seventy five thousand dollars ($75,000) as a good faith deposit to NationsBank and Banque Indosuez in connection with those certain term sheets to be provided pursuant to Section 10.01(e)(iii) hereof."

     Sections 10.01(e) and (f) of the Agreement are hereby amended to read as follows:

                "(e) by Seller or Buyer, if Buyer fails or is unable to provide Seller (i) an equity commitment letter or letters and updated equity commitment letters from FMC and SCC no later than January 10, 1996, none of which contains any conditions other than debt financing and satisfaction by the parties of the conditions to Closing set forth in
           Article IX of this Agreement; (ii) a highly confident letter from Bear Stearns as to the high yield debt no later than

           January 15, 1996, which contains no environmental conditions and, upon the request of Seller, a reaffirmation after the Financing Date of such highly confident letter; (iii) an initialed term sheet or sheets from its bank or banks as to a term loan and revolving credit facility no later than the Financing Date, in each case satisfactory to Seller in its sole discretion; and
           (iv) evidence satisfactory to Seller that FMC and SCC shall have duly organized JV, subject only to capitalization thereof and shall have approved by all necessary corporate action and executed and delivered their shareholders' and any other related agreements with respect thereto no later than the Financing Date; and provided further that from and after any such failure on the part of Buyer to provide such letters to Seller when due, the applicability of Section 6.16 of this Agreement shall be terminated and be of no further force and effect; or

                "(f) by Buyer no later than January 10, 1996 if an environmental audit report from an environmental consultant of national standing indicates either (i) that the mill facility of SJFP or any of the other Real Property is (x) subject to any Environmental Liabilities not identified in Sections 11.07 and 11.08 of the Disclosure Schedule and (y) subject to On-Site Environmental Liabilities which could reasonably be expected to involve aggregate remediation costs in excess of $2,000,000, not including costs incurred pursuant to Sections 11.07 and 11.08, or (ii) that Environmental Permits identified in Disclosure Schedule 4.10(a) cannot be transferred or assigned to Buyer and that the absence of any such Environmental Permits would have a material adverse effect on the properties, business or condition of Buyer and Buyer Affiliates taken as a whole."

     The first sentence of Section 11.06 of the Asset Purchase Agreement is hereby amended to read as follows:

                "Buyer may desire to engage a third party environmental consulting firm for the purposes of conducting prior to January 10, 1996 an environmental audit or survey of the Real Property and the SJLD Property satisfactory to the Buyer which may include a phase 1 and phase 2 environmental audit or survey."

     No other provisions, terms or conditions of the Asset Purchase Agreement are hereby amended, and all other provisions, terms and conditions remain in full force and effect.

     Please execute below to evidence your acknowledgement and agreement to this amendment.

     In addition, pursuant to Section 6.03(a) of the Asset Purchase Agreement, Seller (as defined therein) hereby notifies Buyer (as defined therein) of Seller's exercise of its election to require the name Port St. Joe Paper Company to be changed to eliminate the use of "St. Joe" in the company's name.

                                          Sincerely,

                                          ST. JOE FOREST PRODUCTS COMPANY
                                          ST. JOE CONTAINER COMPANY
                                          ST. JOE PAPER COMPANY

                                          By: /s/ Winfred L. Thornton
                                             -------------------------
                                              Winfred L. Thornton
                                              Chairman of the Board and
                                              Chief Executive Officer

ACKNOWLEDGED AND AGREED:
FOUR M CORPORATION

By: /s/ Dennis Mehiel
   -------------------------
      Name: Dennis Mehiel
      Title:  Chairman

PORT ST. JOE PAPER COMPANY
By:  Box USA Paper Corporation

By: /s/ Dennis Mehiel
   -------------------------
      Name: Dennis Mehiel
      Title:  Chairman

cc:  Mr. Leslie T. Lederer
     Harvey L. Friedman, Esq.

                       [ST. JOE PAPER COMPANY LETTERHEAD]

                                January 10, 1996

Mr. Dennis D. Mehiel, Chairman                  Mr. Roger W. Stone, Chairman
Box USA                                         Stone Container Corporation
115 Stevens Avenue                              150 N. Michigan Avenue
Valhalla, NY 10595                              Chicago, IL 60601-7568

Dear Messrs. Mehiel and Stone:

     St. Joe Paper Company, St. Joe Forest Products Company and St. Joe Container Company agree with each of you to change the date of January 10, 1996, appearing in Section 10.01(e) of the Asset Purchase Agreement dated as of November 1, 1995, to January 12, 1996, and agree that Buyer will continue to have a right of termination pursuant to Section 10.01(f) to January 12, 1996 but only with respect to the black liquor issue which we have been discussing the last few days which Seller acknowledges constitutes a basis for Buyer's exercising its right of termination under Section 10.01(f).

     Please acknowledge your agreement by signing and dating below.

                                          Sincerely yours,

                                          /s/ W.L. Thornton
                                          W.L. Thornton, Chairman

ACKNOWLEDGED AND AGREED:

FOUR M CORPORATION                              PORT ST. JOE PAPER COMPANY
By: /s/ Dennis Mehiel                           By: /s/ Leslie T. Lederer
   ------------------------                        --------------------------
    Name  Dennis D. Mehiel                          Name  Leslie T. Lederer
    Title   Chairman                                Title   Vice President

cc:  Mr. Leslie T. Lederer
     Mr. Harvey L. Friedman

                       [ST. JOE PAPER COMPANY LETTERHEAD]

                                January 12, 1996

Mr. Dennis D. Mehiel, Chairman                  Mr. Roger W. Stone, Chairman
Box USA                                         Stone Container Corporation
115 Stevens Avenue                              150 N. Michigan Avenue
Valhalla, NY 10595                              Chicago, IL 60601-7568

Re: Amendment Number 3 to Asset Purchase Agreement dated as of November 1, 1995 (the "Agreement"), by and between St. Joe Forest Products Company ("SJFP"), St. Joe Container Company ("SJCC") and St. Joe Paper Company ("SJPC"), on the one hand and Four M Corporation ("FMC") and Port St. Joe Paper Company ("JV"), on the other hand.

Dear Messrs. Mehiel and Stone:

     Pursuant to our negotiations on Saturday, January 6, 1996, SJFP, SJCC and SJPC on the one hand and FMC and JV on the other hand agree to the following with respect to and in connection with the Agreement:

     1. Section 1.01(a) of the Agreement is amended to add the following definitions:

          "Consigned Inventory" shall mean the Inventory of completed linerboard stock identified by FMC from the list provided by Seller to FMC as provided in clause (i) below by written notice to the Seller at least two Business Days prior to the Closing, which identification shall be sufficient to track such linerboard and maintain its separate identity from other linerboard held by FMC, provided that the aggregate tonnage of all such linerboard shall not exceed the lesser of (i) the Seller's good faith estimate, delivered to FMC in writing at least five Business Days prior to the Closing Date which writing shall identify the linerboard which may be consigned in a manner sufficient to track such linerboard and maintain its separate identity, of the amount by which the aggregate tons of all such linerboard stock included in Inventory of SJFP and SJCC at the Closing Date will exceed 45,000 tons and (ii) an aggregate tonnage of linerboard having a market value not to exceed $21,000,000 based on the most current Pulp and Paper Week Price Watch as of the Closing Date.

          "Consignment Agreement" shall mean an agreement between Seller and FMC in form reasonably satisfactory to Seller which provides for the consignment of the Consigned Inventory to FMC and the use or sale of the Consigned Inventory by FMC and the purchase thereof at the rate of at least one sixth of the value of the Consigned Inventory Amount per month and the payment for the Consigned Inventory in an amount equal to the Consigned Inventory Amount.

          "Consigned Inventory Amount" shall mean the value of the Consigned Inventory, which value shall be the market value of the Consigned Inventory based on the most current Pulp and Paper Week Price Watch at the time of Closing.

     2. Clause (v) of Section 2.01 is amended to read as follows:

          (v) the Inventories, other than the Consigned Inventory;

     3. A new clause (xvii) is added to Section 2.01 as follows:

        (xvii) cash, in addition to the cash required by clause (xiv), in the amount of $10,000,000.

     4. Clause (i) of Section 2.02 is amended to change the reference to "clause
(xiv)" therein to "clauses (xiv) and (xvii)".

     5. A new clause (xiii) is added to Section 2.02 as follows:

          (xiii) the Consigned Inventory;

     6. Section 3.01(b) is amended to delete the word "of" after the word "amount" and add the following:

          equal to the sum of (i) the Consigned Inventory Amount and (ii)

     7. Section 3.03 is amended to add the following new clause (vii) and redesignate clauses (vii) through (xi) as clauses (viii) through (xii):

          (vii) the Consignment Agreement;

     8. The definition of "Net Working Capital" in Section 3.05 is amended to add the following proviso at the end thereof:

        , provided that Net Working Capital as of the Closing Date shall be increased by the amount of cash transferred to Buyer pursuant to clause
        (xvii) of Section 2.01.

     9. Seller agrees that at least seven days prior to the Closing Date, Seller will change the terms for payment of intercompany accounts payable for rail freight and wood fiber to payment in no shorter a period than seven days.

     10. Seller agrees that up to $10,000,000 of the Purchase Price may be paid by a senior subordinated note from JV to Seller in the amount of $10,000,000, bearing interest at a rate which is one half of one percent higher than the per annum rate of interest on the senior secured notes issued by JV in connection with the Closing and which shall be payable in a single installment on the 11th anniversary date thereof, will provide for quarterly payment of interest but will permit interest to be added to the principal of the note on each interest payment date, will contain covenants and default provisions similar to the senior secured note, including the furnishing of quarterly financial information, the right of inspection and to receive information pertaining to the business on request and will contain negative covenants prohibiting the JV from incurring senior debt other than the senior secured notes issued by the JV in connection with the Closing, and prohibiting the JV from granting any additional security interests in fixed assets acquired from the Seller. In addition, the JV will agree that if it refinances the senior secured notes, the maximum amount of debt which will be secured by the collateral securing the senior secured notes after giving effect to such refinancing will not exceed the principal amount of the senior secured notes that is refinanced, plus any applicable fees charged in connection with such refinancing.

     11. The real property along the west side of the state drainage ditch which shall be more particularly described on Exhibit A which shall be attached to this third amendment shall not be conveyed to Buyer and Buyer shall grant easements as identified on such Exhibit A across the property conveyed to Buyer so that Seller will have access to the property described on Exhibit A.

     12. Section 11.08 of the Agreement is amended to add the following subparagraph (b):

          (b) Subject to the cost sharing set forth in the next sentence, SJFP shall reimburse JV for up to $1,000,000 of the expenses incurred to remediate suspected black liquor spills in the vicinity of the No. 7 Recovery Boiler if that remedial work is required under Environmental Laws (the "Black Liquor Matter"), provided that (i) JV shall present a reasonable description of the work to be performed prior to undertaking the work, (ii) JV shall provide to SJFP all invoices for which reimbursement is sought within 60 days of incurring the related expense, and (iii) JV shall provide all other reasonable information requested by SJFP to (w) permit a determination that the work performed was directly related to and required for completion of work on the Black Liquor Matter, (x) permit a determination that the costs incurred were reasonable, (y) permit a determination that the work was reasonably required to comply with all Environmental Laws, or otherwise required to comply with any directive from a governmental entity and (z) permit a determination that the work was performed in accordance with all Environmental Laws. Seller and Buyer agree that SJFP shall be responsible for the first $200,000 of such expenses, Buyer shall be responsible for the next $300,000, SJFP shall be responsible for the next $300,000, Buyer shall be responsible for the next $300,000, SJFP shall be responsible for the next $500,000, the Buyer shall be responsible for the next $500,000 of expenses and any remaining expenses shall be treated as On-Site Environmental Liabilities under
     Section 11.05(a). If SJFP and JV are unable to agree on whether the costs incurred were reasonable, or whether the work was done in compliance with all Environmental Laws, either party may on ten (10) days' written notice refer the matter to arbitration as specified on Exhibit I.

     13. Except as provided in the following sentence, Seller shall retain and not transfer the 443 acres real property adjacent to the fresh water canal which shall be more particularly described on Exhibit B which shall be attached to this third amendment. The Seller will transfer approximately 60 acres being all land from the center line of the canal to a point 200 feet west of the center line to the JV and Buyer and Seller shall mutually agree on a 75 acre tract which shall be transferred to Buyer as a site for a clarifier. In addition, Seller shall deed to the JV, without further consideration, non wetlands land located within two miles of such canal which is chosen by Seller and approved by JV on which JV may deposit dredged material of the same nature and amount as is currently being dredged from such canal for the purpose of maintaining the canal in its current condition. Dredging and disposal operations will be the responsibility of the JV as will transporting the dredged material to the disposal site. Seller will grant to the JV an easement to move the dredged material to the disposal site and an easement to the nearest public road. Buyer shall have the right to construct a pipeline and obtain necessary permits to transport the material to the disposal site prior to the Closing. The Seller shall have the option to reacquire such land for one dollar ($1) two years after the Closing Date. Buyer acknowledges that the foregoing relieves Seller of all obligations under Section 6.12(b) of the Agreement.

     14. Seller will transfer to the JV for no additional consideration the 100 acres of real property from that portion of the Highland View area on which the City of Port St. Joe currently has a permit to dispose of its sludge which property shall be more particularly described on Exhibit C which shall be attached to this third amendment and will give to the JV an option, at a price of $1,500 per acre, to purchase at any time prior to December 31, 2002, all or any portion of the remaining approximately 1,500 acres that are contiguous to the 100 acres described on Exhibit C, are part of the Highland View area and shall be more particularly described on Exhibit D which shall be attached to this third amendment. Seller will enter into a lease agreement through 2002 with the City of Port St. Joe covering any part of the 1,500 acres not purchased by the JV similar to the current lease agreement to allow disposal of sludge if so requested by the City of Port St. Joe. The JV shall give easements to the Seller over all of the woodland roads on all such real property transferred to the JV.

     15. Seller and the City of Port St. Joe will execute the lease which has already been negotiated to allow the City of Port St. Joe to conduct spreading operations on the real property on which such spreading now occurs through 2002. Seller will grant the JV a first right of refusal in the event the Seller desires to sell the land subject to such lease prior to the termination of the lease and will grant the JV an option, which must be exercised within the first 30 days after the term of such lease, to purchase the land subject to the lease at its then fair market value. The JV shall have the right to assign to the City of Port St. Joe, but to no other person, the first right of refusal and the option.

     16. Seller and Buyer agree that Section 8 of the Wood Fiber Supply Agreement attached as Exhibit E to the Agreement shall be amended to read as follows:

          Seller shall invoice Buyer on a weekly basis for deliveries made during each week and for all deliveries made during the first year of this Agreement, Buyer shall pay Seller within 30 days from the date of such invoices, which date shall not be earlier than the Friday of the week during which the deliveries were made, for the next four years of the term of this Agreement, Buyer shall pay Seller within 14 days from the date of such invoices and for the remainder of the term of this Agreement, Buyer shall pay Seller within seven days from the date of such invoices.

     17. Seller agrees to extend the time for delivery of the equity commitment letters and the highly confident letters to 8:00 a.m., Eastern Standard Time, January 16, 1996.

     No other provisions, terms or conditions of the Agreement are hereby amended and all other provisions, terms and conditions remain in full force and effect.

     In respect to issues relating to Real Estate contained in Exhibit C and Exhibit D, Buyers have the right to approve the designation of such Real Estate.

     Please execute below to evidence your acknowledgement of and agreement to this amendment.

                                          Very truly yours,

                                          ST. JOE PAPER COMPANY
                                          ST. JOE FOREST PRODUCTS COMPANY
                                          ST. JOE CONTAINER COMPANY

                                          By: /s/ W. L. Thornton
                                             -----------------------------
                                            Name:  W. L. Thornton
                                            Title:   Chairman

Acknowledged and Agreed to this
January 12, 1996:

FOUR M CORPORATION                              PORT ST. JOE PAPER COMPANY
By: /s/ Dennis Mehiel                           By: /s/ Leslie T. Lederer
   -------------------------                       ---------------------------
    Name: Dennis D. Mehiel                          Name: Leslie T. Lederer
    Title:  Chairman                                Title:  Vice President

cc:  Mr. Leslie T. Lederer
     Mr. Harvey L. Friedman
     Mr. Michael W. Conlon